Exhibit 10.20


                               EMPLOYMENT CONTRACT

         This EMPLOYMENT CONTRACT (the "Contract") is made and entered into as of the __ day of August, 1998, by and between UNIQUE CASUAL RESTAURANTS, INC., a Delaware corporation, having its principal place of business at One Corporate Place, 55 Ferncroft Road, Danvers, Massachusetts 01923 (hereinafter referred to as "Employer" or the "Company"), and DONALD C. MOORE whose business address is at One Corporate Place, 55 Ferncroft Road, Danvers, Massachusetts 01923 (hereinafter referred to as "Employee").

         WHEREAS,   Employer  is  the  parent  of  two  principal  wholly  owned subsidiaries (the "Principal Subsidiaries"), Fuddruckers, Inc., a Texas corporation ("Fuddruckers"), and Champps Entertainment, Inc., a Minnesota
corporation ("Champps") (the term "Employer" to include, as the context requires, one, some, all or none of the Principal Subsidiaries, as well as any, all or none of the direct and indirect subsidiaries of the Principal Subsidiaries (the Principal Subsidiaries and such other subsidiaries collectively the "Subsidiaries")); and

         WHEREAS, Employee is currently employed by Employer in the capacity of its Acting Chief Executive Officer and Chief Financial Officer; and

         WHEREAS, Employee possesses an intimate knowledge of the business and affairs of Employer, its policies, methods, personnel and problems; and

         WHEREAS, the Board of Directors of Employer recognizes that Employee's contribution to the growth and success of Employer and the Subsidiaries has been substantial and desires to assure Employer and the Subsidiaries of Employee's continued employment in an executive capacity and to compensate him therefor; and

         WHEREAS, Employer has entered into a certain definitive agreement pursuant to which it has agreed to sell Fuddruckers, and Employer recognizes that Employee's supervision of this project is instrumental to its successful completion; and

         WHEREAS,     Employer    acknowledges    that    Employee's    previous
responsibilities as Chief Financial Officer will be significantly diminished after the completion of the sale of Fuddruckers; and

         WHEREAS, Employee is desirous of committing himself to serve Employer and the Subsidiaries on the terms herein provided.

         NOW, THEREFORE, for and in consideration of the mutual covenants herein contained and the mutual benefits to be gained by the performance thereof, the parties hereto hereby agree as follows:

         1. EMPLOYMENT. Employer hereby employs Employee and Employee hereby accepts employment with Employer on the terms and conditions hereinafter set forth.

         2. TERM OF EMPLOYMENT. The commencement date ("Commencement Date") of this Contract shall be August __, 1998. Subject to the provisions for termination hereinafter provided, the term (the "Initial Term") of this Contract shall be for a period of one (1) year from the Commencement Date; provided, however, that the term hereof shall automatically extend (the "Extended Term") for periods of one (1) year commencing on the first anniversary of the Commencement Date and on each subsequent anniversary date thereafter, unless this Contract is terminated in accordance with the terms hereof. The Initial Term and Extended Term are hereinafter referred to as the "Employment Period".

         3. DUTIES OF EMPLOYEE. Employee is hereby employed by Employer as a full-time employee in the capacity of Acting Chief Executive Officer and Chief Financial Officer of Employer, and his duties as such shall include, but not be limited to, those normally performed by a senior executive officer of equal rank in the restaurant industry. Employee shall comply with all of the policies, standards, and regulations of Employer now or hereafter promulgated. Employer shall have the right to assign Employee other managerial duties in addition to the duties originally assigned and specified above; provided, however, in no event shall Employee be assigned, without Employee's consent, duties other than those reasonably required of an Acting Chief Executive Officer and Chief Financial Officer of a restaurant company. In the event Employee assumes and performs duties beyond those contemplated hereby to be within the scope of his employment, and those that he is required to perform hereunder, it is anticipated his compensation will be equitably adjusted (but in no event adjusted downward). Employee is employed by Employer on a full-time basis and Employee shall be required to devote his best efforts and business judgment, productive time, ability and attention to the business of Employer and the Subsidiaries during the Employment Period. During the Employment Period, Employee shall not be engaged in any other business activity whether or not such business activity is pursued for gain, profit or other pecuniary advantage that will significantly interfere with his duties as Acting Chief Executive Officer and Chief Financial Officer of Employer. With prior approval of the Board of Directors of Employer, Employee may serve on the boards of directors of other companies.

         4. COMPENSATION. For all services rendered by Employee to Employer and the Subsidiaries under this Contract, Employee shall receive the following compensation:

                  (a) As compensation for services rendered under this Contract for the term commencing as of the date hereof, Employee shall receive an initial annual base salary of Two Hundred Fifty Thousand Dollars ($250,000) (the "Base Salary"), payable in periodic installments in accordance with Employer's usual practice for its senior executives. During the Employment Period, the Base Salary will be subject to annual review by the Board of Directors of Employer and if warranted, adjusted upward to reflect external conditions, Employee's performance, and changing size and nature of Employer's operations.

                  (b) Annually and from time to time, as additional incentive compensation from Employer to Employee, Employer, within its sole discretion, may pay to Employee a bonus or additional compensation in an amount determined by the Board of Directors of Employer.

         5. VACATIONS, FRINGE BENEFITS, REIMBURSEMENT OF BUSINESS EXPENSES. Employee shall be entitled to a paid vacation of three weeks per year in accordance with the vacation policy established by Employer. The times for such vacations shall be mutually agreed upon by Employee and Employer but such vacation shall not be cumulative from year to year during the Employment Period. No payment shall be made for unused vacation time, unless otherwise required by law.

         As a full-time employee of Employer, Employee shall be entitled to participate in such other fringe benefits that are formally adopted by Employer from time to time for and on behalf of all of its full-time employees. Employee shall be reimbursed for reasonable travel and other expenses incurred by Employee in promoting the business of Employer and the Subsidiaries and performing his obligations hereunder in accordance with the policy adopted by the Employer.

         6. TRADE SECRETS. During the Employment Period, Employee will have access to and become familiar with Employer's trade secrets, recipes, business concepts, marketing and related records and specifications, which are owned by Employer and which are regularly used in the operation of the business of Employer and the Subsidiaries (collectively, "Confidential Information"). Employee hereby agrees he shall not disclose any Confidential Information, directly or indirectly, nor use it in any way, either during the Employment Period or at any time thereafter, except as required in the course of his employment with Employer and the Subsidiaries. All files, records, documents, drawings, specifications, equipment and other similar items relating to the business of Employer and the Subsidiaries shall remain the sole and exclusive property of Employer and the Subsidiaries and shall not be removed from the premises of Employer under any circumstances whatsoever without the prior written consent of Employer and shall not be reproduced or copied.

         7. TERMINATION OF CONTRACT BY EMPLOYER.

                  (a) Termination for Cause. This Contract may be terminated by Employer at any time for Cause, as hereinafter defined. For the purposes hereof, the term "Cause" shall include: (1) Employee's theft from or fraud upon Employer; (2) Employee's conviction of a felony; (3) Employee's willful violation of terms and conditions hereof; (4) Employee's willful disregard or neglect in the duties he is required to perform under the terms hereof; or (5) Employee's willful and demonstrated unwillingness to prosecute and perform such duties to the extent deemed reasonably necessary and advisable, which duties encompass the duties reasonably required of a Acting Chief Executive Officer and Chief Financial Officer of a restaurant company. For purposes of clauses (3),
(4) and (5) above, no act, or failure to act, on the Employee's part shall be deemed "willful" unless done, or omitted to be done, by Employee without reasonable belief that his act, or failure to act, was in the best interest of Employer. Notwithstanding anything in this Agreement to the contrary, Employee shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to him a copy of a resolution duly adopted by the Board of Directors at a meeting of the Board of Directors called and held for such purpose (after reasonable notice to Employee and an opportunity for him, together with his counsel, to be heard before the Board of Directors), finding that, in the good faith opinion of the Board of Directors, Employee was guilty of the conduct enumerated in any of clauses (1) through (5) above under the definition of Cause and specifying the particulars thereof in detail. Upon such Cause, Employer may, at its option, terminate this Contract by giving written notice (a "Notice of Termination") to Employee, which termination is without prejudice to any other remedy to which Employer may be entitled, and such termination shall be effective as of the date said written notice is received by Employee.

                  (b) Termination Without Cause. In the event Employer shall terminate this Contract without Cause, as hereinabove defined, by Notice of Termination to Employee, all obligations of Employee hereunder shall terminate upon receipt of such Notice of Termination. Nothing in this Contract shall be construed as giving Employee the right to be retained as an employee of Employer or as impairing the rights of Employer to terminate Employee's services.

         8. TERMINATION OF CONTRACT BY EMPLOYEE. Employee may terminate his employment hereunder (1) for Good Reason, or (2) at any time by giving Notice of Termination to Employer at least forty-five (45) days prior to the effectiveness of such termination. For purposes of this Contract, "Good Reason" shall mean (a) any assignment to Employee of any duties other than those contemplated by, or any limitation of the powers of Employee in any respect not contemplated by, this Contract, (b) any removal of Employee from or any failure to elect or re-elect Employee to the position of Acting Chief Executive Officer or Chief Executive Officer of Employer, except in connection with termination of Employee's employment for Cause, or (c) a reduction in Employee's rate of compensation or a reduction in Employee's fringe benefits; provided, however, that Employer shall have at least thirty (30) days to remedy the existence of any Good Reason for termination by Employee of which it is made aware, whether in a Notice of Termination or otherwise; and provided, further, that in the event of a Change of Control described in clause (3)(A) or (3)(B) of the definition thereof below relating to Champps, "Good Reason" shall not be deemed to have arisen upon and solely by reason of such Change of Control if both (i) the surviving or resulting entity in the merger or consolidation or the purchaser ("Acquiror") assumes in full this Contract with the same effect as if Acquiror were the Employer hereunder and (ii) Employee chooses to accept employment with Acquiror and such employment is on terms and conditions (including duties and responsibilities, position, compensation and fringe benefits) equivalent in all material respects to those provided hereunder (it being understood and agreed that after such Change of Control any of the actions described in clauses (a), (b) or (c) above by Acquiror shall give rise to "Good Reason").

         9. COMPENSATION UPON TERMINATION.

                  (a) Termination by Employer for Cause or By Employee without Good Reason. If Employee's employment shall be terminated by Employer for Cause or termination by Employee without Good Reason, Employer shall pay Employee that portion of his Base Salary which accrued through the date of termination at the rate in effect at the time Notice of Termination is given and Employer shall have no further obligations to Employee under this Contract.

                  (b) Termination by Employer Without Cause or by Employee with Good Reason. If Employer shall terminate Employee's employment without Cause or Employee shall terminate his employment for Good Reason, then: (i) Employer shall pay Employee that portion of his Base Salary which accrued through the date of termination at the rate in effect at the time Notice of Termination is given; (ii) in lieu of any further salary payments to Employee for periods subsequent to the date of termination, Employer shall pay as liquidated damages to Employee an amount equal to two (2) times the annual Base Salary in effect at the time Notice of Termination is given, to be paid in the normal pay periods of the Company over the two-year period following the date of termination;
provided, however, that if termination occurs within twelve months after a Change in Control (as defined below), Employer shall pay as liquidated damages to Employee an amount equal to two (2) times the "base amount" (as such term is defined in Section 280G(b)(3) of the Internal Revenue Code of 1986, as amended (the "Code")) applicable to Employee, less One Dollar ($1.00), to be paid a lump sum within ten days of such termination; and provided, further, that if termination occurs within twelve months after a Change of Control described in clause (3)(A) or (3)(B) of the definition thereof below relating to Champps in connection with which Employee is offered and chooses to accept employment with an Acquiror, the liquidated damages payable to Employee shall be reduced by the amount of any "sign-on" bonus or similar one-time payment made by Acquiror to Employee in connection with the acceptance of such employment; and (iii)
Employer shall make the following changes with respect to all outstanding unexercised stock options held by Employee: (x) the date of vesting and exercisability of all unexercised and unexpired stock options or other stock based incentive awards shall be accelerated to the date of termination, (y) the period during which all unexercised and unexpired options which are not incentive stock options as defined in Section 422 of the Code ("NQSO") may be exercised by Employee shall be extended until the expiration date of such options and (z) if Employee so elects in writing within 90 days after the date of termination, all unexercised and unexpired options which are incentive stock options ("ISO") as defined in Section 422 of the Code shall be converted into NQSO and shall thereby become eligible for the benefit described in clause (y) above as if they had been NQSO as of the date of termination.

         A "Change in Control" shall be deemed to have occurred in any one of the following events: (1) any "person," as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the "Act") (other than the Company, any of its Subsidiaries, or any trustee, fiduciary or other person or entity holding securities under any employee benefit plan or trust of Employer), together with all "affiliates" and "associates" (as such terms are defined in Rule 12b-2 under the Act) of such person, shall become the "beneficial owner" (as such term is defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing 50% or more of either (A) the combined voting power of the Company's then outstanding securities having the right to vote in an election of the Company's Board of Directors ("Voting Securities") or
(B) the then outstanding shares of capital stock of the Company ("Stock") (in either such case other than as a result of an acquisition of securities directly from the Company or by the Company); or (2) persons who, as of the date hereof, constitute the Company's Board of Directors (the "Incumbent Directors") cease for any reason, including, without limitation, as a result of a tender offer, proxy contest, merger or similar transaction, to constitute at least a majority of the Board, provided that any person becoming a director of the Company subsequent to the date hereof whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors shall, for purposes of this Agreement, be considered an Incumbent Director; or (3) the stockholder(s) of either the Company or Champps shall approve (A) any consolidation or merger of either the Company or Champps where the shareholder(s) of the Company or Champps, immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, beneficially own (as such term is defined in Rule 13d-3 under the Act), directly or indirectly, shares representing in the aggregate 80% or more of the voting shares of the corporation issuing cash or securities in the consolidation or merger (or of its ultimate parent corporation, if any), (B) any sale, lease, exchange or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of either the Company or Champps or (C) any plan or proposal for the liquidation or dissolution of either the Company or Champps.

         It is the intention of Employee and Employer that no payments by Employer to or for the benefit of Employee under this Agreement shall be non-deductible to Employer by reason of the operation of Section 280G of the Code relating to parachute payments. Accordingly, and notwithstanding any other provision of this Agreement, if by reason of the operation of said Section 280G, any such payments exceed the amount which can be deducted by Employer, such payments shall be reduced to the maximum amount which can be deducted by Employer. To the extent that there is more than one method of reducing the payments (including by way of elimination or reduction of the changes to Employee's options described in clause (iii) above) to bring them within the limitations of said Section 280G, Employee shall determine which method shall be followed, provided that if Employee fails to make such determination within forty-five (45) days after Employer has sent Employee written notice of the need for such reduction, Employer may determine the method of such reduction in its sole discretion.

         10. NO MITIGATION. Employer agrees that, if Employee's employment by Employer is terminated during the term of this Agreement, Employee is not required to seek other employment or to attempt in any way to reduce any amounts payable to Employee by Employer pursuant to Section 9 hereof. Further, the amount of any payment provided for in this Agreement shall not be reduced by any compensation earned by Employee as the result of employment by another employer, by retirement benefits, by offset against any amount claimed to be owed by Employee to Employer or otherwise.

         11. SETTLEMENT AND ARBITRATION OF DISPUTES. Any controversy or claim arising out of or relating to this Agreement or the breach thereof shall be settled exclusively by arbitration in accordance with the laws of The Commonwealth of Massachusetts by three arbitrators, one of whom shall be appointed by Employer, one by Employee and the third by the first two arbitrators. If the first two arbitrators cannot agree on the appointment of a third arbitrator, then the third arbitrator shall be appointed by the American Arbitration Association in the City of Boston. Such arbitration shall be conducted in the City of Boston in accordance with the rules of the American Arbitration Association for commercial arbitrations, except with respect to the selection of arbitrators which shall be as provided in this Section 13. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

         12. NON-COMPETITION AGREEMENT. During the Employment Period, and unless Employee's employment is terminated by Employee for Good Reason or by Employer without Cause, for a period of one (1) year after the termination of his service to Employer and the Subsidiaries, Employee covenants and agrees not to directly or indirectly (a) engage or be interested in any business as owner, officer, director, employee, consultant or otherwise which during the Employment Period is in competition with the business of Employer or any of the Subsidiaries or which following the Employment Period is in competition with such business as conducted on the last day of the Employment Period, or (b) solicit or endeavor to entice away, offer employment to or employ, or offer or conclude any contract for personal services with, any person who during the preceding six months was an employee of Employer. However, the restrictions in clause (a) shall not prevent Employee from owning or dealing in securities of any corporation or other entity which are traded on any national securities exchange or in the over-the-counter market, and the restrictions in clause (b) prohibiting the employment of any person who during the preceding six months was an employee of Employer shall not apply with respect to Employee who, without otherwise breaching clause (b) (by soliciting or enticing away a former employee), hires a former employee who has voluntarily left the employ of Employer or who has been terminated involuntarily by Employer.

         13. INJUNCTIVE RELIEF. Employee irrevocably acknowledges that any violation of this Contract will cause Employer immediate and irreparable harm and that the damage that Employer will suffer may be difficult or impossible to measure. Therefore, upon any actual or impending violation of this Contract, Employer shall be entitled to the issuance of a restraining order, preliminary or permanent injunction, without bond, restraining or enjoining such violation by Employee or any entity or person acting in concert with Employee. Such remedy shall be additional to and not in limitation of any other remedy which may otherwise be available to Employer.

         14. RELATIONSHIP OF THE PARTIES. The parties acknowledge, agree and recognize that the Board of Directors of Employer shall manage the business affairs of Employer and that the relationship of Employer and Employee is that of employer and employee and any other relationship is hereby expressly disclaimed.

         15. ASSIGNMENT; OBLIGATIONS OF SUCCESSOR. Neither Employer nor Employee may make any assignment of this Agreement or any interest herein, by operation of law or otherwise, without the prior written consent of the other party, and without such consent any attempted transfer shall be null and void and of no effect. This Agreement shall inure to the benefit of and be binding upon Employer and Employee, their respective successors, executors, administrators, heirs and permitted assigns. In the event of Employee's death after termination of employment but prior to the completion by Employer of all payments due Employee hereunder, Employer shall continue such payments to Employee's beneficiary designated in writing to Employer prior to his death (or to his estate, if Employee fails to make such designation). In addition to any obligations imposed by law upon any successor to Employer, Employer will use its best efforts to require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of Employer to expressly assume and agree to perform this Agreement in the same manner and to the same extent that Employer would be required to perform if no such succession had taken place.

         16. NOTICES. Any notice to be given hereunder by either party to the other must be in writing and may be effective either by personal delivery or by certified mail, postage prepaid with return receipt requested. Mailed notices shall be addressed to the parties at the addresses appearing in the introductory paragraph. Notices delivered personally shall be deemed communicated as of the actual receipt thereof; mailed notices shall be deemed communicated and received three (3) days after the mailing of same.

         17. INVALID PROVISIONS. The invalidity or unenforceability of a particular provision of this Contract shall not affect the enforceability of any other provisions hereof and this Contract shall be construed in all respects as if such invalid or unenforceable provisions were omitted.

         18. AMENDMENTS TO THE CONTRACT. This Contract may only be amended in writing by an agreement executed by both parties hereto.

         19. LAW GOVERNING CONTRACT. This Contract is made and performable in The Commonwealth of Massachusetts, and shall be construed under the laws of The Commonwealth of Massachusetts.

         20. INDEMNITY. Employer shall indemnify Employee and hold him harmless for any acts or decisions made by him in good faith while performing services for Employer as a director, employee and/or agent of Employer and, in addition thereto, shall use its best efforts to obtain insurance coverage for him under any insurance policy now in force or hereinafter obtained during the Employment Period covering the officers and directors of Employer against lawsuits as director, employee and/or agent of Employer. Employer will pay all expenses, including attorney's fees, actually and necessarily incurred by Employer in connection with the defense of any action, suit or proceeding, and in connection with any appeal thereon, including the costs of an out-of-court settlement previously approved by Employer, with respect to any acts or decisions which Employee shall have performed or made in good faith in performing services for Employer; provided, however, that Employer's obligations under the terms of this paragraph are subject to any limitations imposed by Employer's Certificate of Incorporation and By-Laws and applicable state law.

         21. CONSTRUCTION. Waiver by any party hereto of a breach of any provision of this Contract shall not operate or be construed as a waiver of any subsequent breach of any party. This Contract shall not be assignable except as provided in Paragraph 15 above. Subject to the prohibition against assignment of this Contract, the terms and conditions herein shall inure to the benefit of and be binding upon the Parties hereto, their successor, heirs and legal representatives.

         22. LITIGATION AND REGULATORY COOPERATION. During and after Employee's employment, Employee shall reasonably cooperate with Employer in the defense or prosecution of any claims or actions now in existence or which may be brought in the future against or on behalf of Employer which relate to events or occurrences that transpired while Employee is or was employed by Employer. Employee's reasonable cooperation in connection with such claims or actions shall include, but not be limited to, being available to meet with counsel to prepare for discovery or trial and to act as a witness on behalf of Employer at mutually convenient times. During and after Employee's employment, Employee also shall reasonably cooperate with Employer in connection with any investigation or review of any federal, state or local regulatory authority as any such investigation or review relates to events or occurrences that transpired while Employee was employed by Employer. The Company shall, at the request of Employee, pay in advance any out-of-pocket expenses that Employee would otherwise be required to incur in connection with Employee's performance of its obligations pursuant to this clause, and shall reimburse Employee for any reasonable out-of-pocket expenses incurred by Employee that were not so paid in advance by Employer.

         23. ENTIRE AGREEMENT. This Contract will be effective as of August __, 1998, and upon such effectiveness will contain the entire agreement of the parties hereto and supersede any and all prior agreements, oral or written, and negotiations between said parties regarding the subject matter herein contained.

         IN WITNESS WHEREOF, the parties have executed this Contract this day and year first above written.

EMPLOYER                                                EMPLOYEE
UNIQUE CASUAL RESTAURANTS, INC.


By:
    ------------------------                            ------------------------
     Donna L. Depoian                                   Donald C. Moore
     Vice President and General Counsel